UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
August 13, 2009
Date of Report
(Date of earliest event reported)

SouthWest Water Company
(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA 90017-3782
(Address, including zip code, of principal executive offices)

(213) 929-1800
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2009, the Company received a Nasdaq Staff Deficiency Letter indicating an additional basis for delisting of the Company’s securities from the Nasdaq Stock Market as a result of non-compliance with Nasdaq Marketplace Rule 5250(c)(1), due to the delayed filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. The letter indicated that the Company had until August 18, 2009 to present its views with respect to this additional deficiency to the Nasdaq Hearing Panel. The Company intends to respond to the Panel in a timely fashion.

Item 8.01     Other Events

On August 13, 2009 a news release was issued announcing the receipt of the Nasdaq letter. The information contained in the news release is incorporated herein by reference and furnished as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated August 13, 2009.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHWEST WATER COMPANY
(Registrant)

		By:	/s/ William K. Dix
Name: William K. Dix
Title: Vice President, General Counsel
and Corporate Secretary

Date:	August 13, 2009

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